UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):

July 31, 2008

Z YACHTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-1333675	20-2725030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5755 Northpoint Pwky, Suite 53
Alpharetta, GA	30022
(Address of principal executive offices)	(Zip Code)

(877) 885-1650

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index

Item 1.01.      Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 26 2008, Z Yachts, Inc. (referred to hereafter as “ZYAT,” or, the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Speedy X Change., a Wisconsin corporation (“Purchaser”), which is controlled by Jason Eck (“Eck”), a director of ZYAT. On July 26, 2008, the Company’s board of directors approved the sale of assets subject to the terms of the Asset Purchase Agreement and determined that such transaction was in the best interests of the Company and its stockholders. Pursuant to the Asset Purchase Agreement, the Company agreed to sell to Purchaser, on an “AS IS” “WHERE IS” basis, certain assets consisting of the Company’s furniture, trade exposition booth and website and certain Escrow Deposits relating to pending boat sales (“Purchased Assets”).  The purchase price for the Purchased Assets was $$6,926.60. Of this amount, $3,580.60 comprised certain assumed liabilities and the remaining $3,346 was paid in lieu of a partial release of amounts loaned by Eck to the Company, with the remaining outstanding amount still owed to Eck to remain due and payable (“Eck Partial Release”).   The Purchase Price was determined based on the carrying value of the Purchased Assets on the books of the Company.  The Asset Purchase Agreement and the Eck Partial Release are filed as Exhibits 10.1 and 10.2 to this Form 8-K, respectively.

Item 2.01        Completion of Acquisition or Disposition of Assets

On July 26 2008, the Company completed the sale of the Purchased Assets with Purchaser. Pursuant to the Asset Purchase Agreement, the Company sold to Purchaser, on an “AS IS” “WHERE IS” basis, the Purchased Assets.  The purchase price for the Purchased Assets was $$6,926.60. Of this amount, $3,580.60 comprised certain assumed liabilities and the remaining $3,346 was paid in lieu of a partial release of amounts loaned by Eck to the Company.

Item 5.02      Departure of Director or Principal Officers; Election of Directors;  Appointment of Principal Officers

On July 26, 2008, the Company’s board of directors approved  of the resignations of James G. Weller from his positions as Chief Executive Officer, President and a director of the Company effective July 26, 2008 and Regina F. Weller from her positions as Chief Financial Officer, Treasurer  and Secretary effective July 26, 2008.  The letters of resignation for of James G. Weller and Regina F. Weller are filed as Exhibits 10.4 and 10.5 to this Form 8-K.

On this same date, the Company’s board of directors appointed Anthony K. Welch as Chief Executive Officer, Chief Financial Officer, principal accounting officer, President, Secretary, Treasurer and a director of the Company to be effective immediately upon the aforementioned resignations, which were presented and accepted by the Company on July 26, 2008.

Anthony K. Welch (40) has served as acting Chairman and CEO of Boveran, Inc. since January 2007and also serves as interim Chairman of Modern Technology Corp. and Encore Energy Systems. Since May 2004, Mr. Welch has served as Chairman for Encore Energy Systems, a company in the business of providing energy conservation solutions and patent licensing for its geothermal technologies. Prior to May 2004, Mr. Welch was Managing Member of Maxim Advisors, a Mergers and Acquisitions consulting firm. Concurrent with his position in Encore Energy Systems, beginning in March 2004, Mr. Welch serves as Chairman for Modern Technology Corp, a company in the business of acquiring specialized assets and technology.   Mr. Welch holds an NASD Series 65 License.

The Company and Mr. Welch have not entered into an employment agreement. Mr. Welch has not been named to any committees of the Company’s Board of Directors and any committees of the Company’s Board of Directors to which Mr. Welch may be named have not been determined as of the filing of this report.

Item 8.01.

 Other Events

Non-Binding Term Sheet

On July 11, 2008, the Company executed a non-binding Amended Term Sheet (“Term Sheet”) with Boveran, Inc. with respect to a proposed transaction at a time to be determined in the future whereby certain selling shareholders of the Company would sell a controlling interest in the Company to Boveran, Inc. and Boveran, Inc. would merge with the Company.

Pursuant to such Term Sheet, Boveran, Inc. would assume certain accounts payable and shareholder loans of the Company and certain principals of the Company would exchange the principal amount of loans they have made to the Company for an aggregate of 591,000 shares of the Company’s common stock.  The Term Sheet provided that the Company would issue an aggregate of 4,000,000 shares of the Company’s common stock to certain persons who provided advisory services to the Company in connection with the proposed transaction and that other than the shares proposed to be sold to Boveran Inc., no more than 7,092,000 shares of the Company’s common stock would be outstanding at the time of the closing of the proposed transaction.  The proposed transaction is subject to the negotiation and execution of a Stock Purchase Agreement and related documentation and satisfaction of all terms and conditions to be detailed therein.

Change of Business and Name

On July 26, 2008, the Company determined that it would no longer operate its business as a broker for the sale of new and previously owned recreational vessels. Instead, from and after July 26, 2008, the Company’s board of directors agreed to adopt a business plan of cancer detection technologies. The Company will now acquire established pathology labs and medical diagnostic companies and introduce new automation and cancer detection technologies to the marketplace. The Company believes that the application of automated cancer detection technologies will provide physicians and laboratories with the genomic information necessary to determine the presence or absence of cancer by reducing the uncertainty for the pathologist and consumer by eliminating false positive and false negatives resulting from current conventional and inaccurate cancer diagnostic techniques.

On July 26, 2008, in support of its new business plan, the Company’s directors and the majority stockholders approved to amend the Company’s certificate of incorporation to change the name of the Company to Boveran Diagnostics, Inc., to reauthorize Fifty Million (50,000,000) shares of common stock, $.001 par value per share of common stock, and to authorize Ten Million (10,000,000) shares of preferred stock, $.001 par value per share of preferred stock.

The shares of preferred stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the board of directors of the Company prior to the issuance of any shares thereof.  The Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof.  The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The certificate of amendment was filed with the Nevada Secretary of State on July 31, 2008, with an effective date of August 13, 2008, and is filed as Exhibit 10.3 to this Form 8-K.

On July 26, 2008, the Company approved that the directors and the majority stockholders of the Company are authorized, in their sole discretion, to affect a reverse split of the Company's common stock based upon a ratio of not less than one-for-two nor more than one-for-five shares at any time subsequent to August 1, 2009. Notwithstanding the approval of this resolution, the directors and majority stockholders may, in their sole discretion, determine not to effect, and abandon, the reverse stock split without further action by the Company’s Directors and the Majority Stockholders.

Item 9.01.      Financial Statements and Exhibits.

    (d)        Exhibits.

Exhibit 10.1 - Asset Purchase Agreement, dated July 26, 2008, between the Company and Speedy X Change, Inc.

Exhibit 10.2 - Partial Release between Z Yachts, Inc. and Jason Eck.

Exhibit 10.3 - Certificate of Amendment of Z Yachts, Inc.

Exhibit 10.4 – James G. Weller Letter of Resignation.

Exhibit 10.5 – Regina F. Weller Letter of Resignation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z YACHTS, INC.

Date: July 31, 2008	By:	/s/ Anthony K. Welch

Anthony K. Welch, President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Asset Purchase Agreement, dated July 26, 2008, between the Company and Speedy X Change, Inc.
10.2	Partial Release, dated July 26, 2008, between the Company and Jason Eck.
10.3	Certificate of Amendment of Z Yachts, Inc., filed on July 30, 2008.
10.4	James G. Weller Letter of Resignation.
10.5	Regina F. Weller Letter of Resignation.